Exhibit 10.18

EXECUTION COPY

NEGOTIATED SETTLEMENT AGREEMENT, RELEASE,

AND COVENANT NOT TO SUE

FOR AND IN CONSIDERATION of the mutual promises, covenants, and agreements made in this agreement (this “Agreement”) by and between KEITH ROTENBERG, PH.D. (“Employee”, a term which includes EMPLOYEE himself, EMPLOYEE’s spouse, and all assigns, heirs, and successors in interest) and RELIANT PHARMACEUTICALS, INC. (“Reliant”, a term which for the purposes of this Agreement includes RELIANT, any and all parent, subsidiary, and affiliate corporations), the parties agree as follows:

1. Termination of Employment

EMPLOYEE has agreed to voluntarily resign his employment with RELIANT effective as of March 31, 2005 (“Termination Date”), whereupon all benefits and privileges related thereto will cease, except as set forth herein.

2. No Admissions

RELIANT and EMPLOYEE agree that the entry of the parties into this Agreement, and the agreements contained herein, are not and shall not be construed to be an admission of liability on the part of any party hereto or any parties hereby released or held harmless.

3. Adequacy of Consideration

The parties agree that RELIANT has no obligation to EMPLOYEE to make the payments or arrangements set forth herein independent of this Agreement. The parties further acknowledge the adequacy of the “additional consideration” provided herein by each to the other, that this is a legally binding document, and that they intend to comply with and be faithful to its terms. EMPLOYEE acknowledges that he has received payment for all salary, accrued but unused vacation and reimbursement for all reimbursable business expenses accrued through the TERMINATION DATE and except for the payments under this Agreement, or benefits in which he is vested under RELIANT’s employee benefit plans, and that he has received all amounts to which he is otherwise entitled.

4. Payments to EMPLOYEE

In partial consideration for the promises of EMPLOYEE set forth herein, RELIANT to pay EMPLOYEE the amounts set forth in Sections 4(a) and 4(b) below on the terms described in this Section 4:

a.	One Hundred Fourteen Thousand Five Hundred Eighty Three Dollars and No Cents ($114,583.00) to be paid in ten (10) equal installments of Eleven Thousand Four Hundred Fifty Eight Dollars and 30/100 beginning with the second regularly pay period following the Termination Date.

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b.	An amount not to exceed Fifty Thousand Dollars and No Cents ($50,000.00) to be determined by the Compensation Committee of the Board of Directors of Reliant in its discretion following input from senior management of Reliant and based on certain product related regulatory initiatives for which Employee was responsible during his employment with RELIANT and EMPLOYEE’S compliance with Section 11 below, to be paid (if at all) at such time as bonuses for 2005 are paid to members of RELIANT’S senior management (but no later than March 15, 2006); provided that the payment described in this Section 2(c) shall be subject to the mandatory prepayment terms of that certain Secured Promissory Note dated as of February 28, 2001 (as amended from time to time, the “83(b) Note”) made by EMPLOYEE in favor of RELIANT in the original principal amount of $200,000.

c.	The payments made pursuant to this Section 4 shall be (i) reduced by statutorily required deductions and (ii) made in accordance with RELIANT’s normal payroll practices.

d.	RELIANT will make the above-stated payments to EMPLOYEE notwithstanding any set-off agreements which may have previously existed between RELIANT and EMPLOYEE and regardless of whether he obtains any employment or income from any other source after the Termination Date.

e.	The payments made pursuant to this Section 4 shall not be matched by RELIANT or otherwise considered compensation to EMPLOYEE for purposes of RELIANT’s 401(k) or other benefit plans.

f.	Other than as set forth herein, RELIANT is not obligated to pay EMPLOYEE any other compensation.

g.	RELIANT shall not be obligated to make any of the payments set forth herein if EMPLOYEE breaches this Agreement in any material way or revokes it pursuant to Section 28 herein. If EMPLOYEE breaches the provisions of Sections 6 or 7 of this Agreement or the sections of the Employment Agreement (as defined below) that are listed in Section 24 hereof, he shall be obligated to repay RELIANT all amounts paid under this Section 4, other than $100 thereof.

5. Other Benefits; Modification of 83(b) Note

In further consideration for the promises of EMPLOYEE set forth herein, RELIANT agrees to:

a.	pay the premiums applicable to EMPLOYEE and/or his dependents pursuant to the

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Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) to the extent that EMPLOYEE and/or his dependents elect to continue coverage under RELIANT’S group health or dental plans as available under COBRA. Such coverage shall be subject to the terms of the applicable policies that RELIANT may have in place from time to time for similarly situated employees. RELIANT’s obligations to pay such premiums shall expire on the earlier of August 31, 2005 or the date EMPLOYEE and/or his dependents become covered under any other health plan or policy, whether or not Employee and/or his dependent’s rights to continue coverage under COBRA have ceased.

b.	All of EMPLOYEE’S options shall continue to be governed by the Reliant Pharmaceutical, LLC Equity Incentive Plan originally adopted as of July 6, 2000 (as amended) and the agreements pursuant to which such options were granted. In accordance with such Plan and agreements all of EMPLOYEE’S unvested options shall terminate effective as of the Termination Date.

c.	Nothing in this Agreement is intended to accelerate, alter or reduce any other vested or accrued benefits (if any) to which EMPLOYEE may be entitled under RELIANT’s 401(k) Plan.

d.	In the event that EMPLOYEE breaches any of the provisions of this Agreement, then RELIANT shall have no further obligation to make the premium payments under Section 5(a), and all vested and unexercised options then held EMPLOYEE shall automatically terminate and no longer be exercisable.

e.	Modify EMPLOYEE’S 83(b) Note pursuant to the First Amendment to Secured Promissory Note substantially in the form attached hereto as Exhibit A.

f.	Reliant will not oppose EMPLOYEE’S efforts to obtain unemployment benefits so long as EMPLOYEE is in compliance with the terms of this Agreement and his other obligations to RELIANT; provided that the foregoing shall in no way prevent RELIANT from responding truthfully to inquiries from or investigations by governmental authorities with respect to EMPLOYEE’s application for such unemployment (or similar) benefits.

6. EMPLOYEE’S Full Release of All Claims

In consideration for the undertakings and promises of RELIANT set forth in this Agreement, EMPLOYEE unconditionally releases, discharges, and holds harmless RELIANT, its officers, directors, shareholders, employees, agents, attorneys, suppliers and contractors (herein collectively referred to as “RELEASEES”), from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom (collectively referred to as “claims”), that EMPLOYEE had, has, or might claim to have against RELEASEES at the time EMPLOYEE executes this Agreement, including but not limited to any

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and all claims:

a.	arising from EMPLOYEE’s employment, pay, bonuses, commissions, vacation, sick leave, stock options, or any other EMPLOYEE benefits, and other terms and conditions of employment or employment practices of RELIANT;

b.	relating to the termination of EMPLOYEE’s employment with RELIANT, the surrounding circumstances thereof, or any communications about the termination of EMPLOYEE’s employment;

c.	relating to payment of any attorney’s fees for EMPLOYEE;

d.	based on discrimination on the basis of race, color, religion, sex, national origin, handicap, disability, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act, COBRA, the Employee Retirement Income Security Act of 1974, the New Jersey Law Against Discrimination (as any of these laws may have been amended) or any other similar labor, employment or anti-discrimination laws;

e.	based on any contract, tort, whistleblower, personal injury, or wrongful discharge theory; and

f.	based on any other federal, state or local constitution, regulation, law (statutory or common), or legal theory.

7. EMPLOYEE’s Covenant Not to Sue or Accept Recovery; No Prior Assignment

EMPLOYEE covenants not to sue RELIANT or any RELEASEES on account of any claim released hereby. EMPLOYEE further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative remedies which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local. EMPLOYEE represents and warrants that he has not assigned or transferred, in any manner, including by subrogation or operation of law, any portion of any claim, action, complaint, charge or suit encompassed by the releases set forth in this Agreement.

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8. On The Job Illness or Injury At The Time of Execution

EMPLOYEE has no knowledge or claim of any condition, symptom or events that could give rise to or be the result of any on the job illness or injury.

9. Return of Property

EMPLOYEE agrees that he has not removed any RELIANT property from RELIANT’s premises, except as authorized by RELIANT in writing, or that EMPLOYEE will return all of RELIANT’s property immediately upon execution of this Agreement. Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets, all RELIANT-issued vehicles, computers, PDA’s keys, pass cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to RELIANT and its business. Further, EMPLOYEE agrees that he has not taken, procured, or copied any property of RELIANT on or after the Termination Date.

10. Cooperation in Legal Matters

In consideration for the promises and payments by RELIANT pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the preparation, defense or prosecution of any legal matters involving RELEASEES about which EMPLOYEE has or may have personal knowledge (other than EMPLOYEE termination or any other claim he may bring against RELEASEES), including any such matters which may be filed after the termination of EMPLOYEE employment.

11. Cooperation in Professional Transition of Business Affairs

In consideration for the promises and payments by RELIANT pursuant to this Agreement, EMPLOYEE agrees to cooperate to the fullest extent possible in the professional transition of those business-related matters for which he was responsible during EMPLOYEE’s employment with RELIANT.

12. No Interest in Reinstatement

EMPLOYEE hereby acknowledges that EMPLOYEE has no interest in reinstatement, reemployment or employment with RELIANT, and EMPLOYEE forever waives any interest in or claim of right to any future employment by RELIANT. EMPLOYEE further covenants not to apply for future employment with RELIANT.

13. Confidentiality Regarding This Agreement

Except as otherwise expressly provided in this Section 13, the parties agree that the terms and conditions of this Agreement are and shall be deemed to be confidential and hereafter shall not be disclosed to any other person or entity. The only disclosures excepted by this Section 13 are

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(a) as may be required by law; (b) the parties may tell prospective employers the dates of EMPLOYEE’s employment, positions held, evaluations received, EMPLOYEE’s duties and responsibilities and salary history with RELIANT; (c) the parties may disclose the terms and conditions of this Agreement to their attorneys, accountants and/or tax advisors; (d) RELIANT may disclose this Agreement, its terms and conditions to financing sources, investment bankers, advisors to such persons and in connection with an organic transaction; provided that the receiving party is subject to an obligation of confidentiality to RELIANT and (e) the parties may disclose the terms and conditions of this Agreement to their respective spouses, if any, provided, however, that EMPLOYEE makes EMPLOYEE’s spouse aware of the confidentiality provisions of this paragraph and EMPLOYEE’s spouse agrees to keep the terms of this Agreement confidential.

14. Resignations

EMPLOYEE hereby resigns as an officer and director of RELIANT, each of its subsidiaries and any committees of the boards of directors of RELIANT and each of its subsidiaries.

15. Assignment

This Agreement shall be binding upon EMPLOYEE and shall not be subject to assignment or delegation by EMPLOYEE without RELIANT’s express written consent. This Agreement shall likewise be binding upon RELIANT and its successors and assigns, and shall be subject to assignment by RELIANT, without EMPLOYEE’S consent, (a) to any affiliate of RELIANT or (b) to any third-party in connection with (i) the sale of all or substantially all of the assets of RELIANT or (ii) a merger, consolidation or similar transaction involving RELIANT. This Agreement shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

16. Severability

If any provision of this Agreement is held to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement; provided, however, that both parties acknowledge and agree that the general release contained in Section 6, and the covenants in Sections 7 and 24 hereof are essential terms of this Agreement. If any of Section 6 or Sections 7 and 24 is held to be unenforceable by an arbitrator pursuant to Section 22 or a court of competent jurisdiction, the remaining provisions of this Agreement shall be enforceable at RELIANT’s sole discretion.

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17. Governing Law

This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New Jersey without reference to its internal conflict of law principles.

18. Expenses

Each of RELIANT and EMPLOYEE shall bear its/his own costs and expenses in connection with the negotiation and documentation of this Agreement.

19. Counterparts

This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

20. Jurisdiction and Venue

The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 22 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Newark, New Jersey and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objected based on forum non conveniens and any right to a jury trial as set forth in Section 21 of this Agreement.

21. Waiver of Jury Trial

EMPLOYEE hereby waives, releases and relinquishes and all rights he may have to a trial by jury with respect to any actions arising directly or indirectly as a result or in consequence of this Agreement, including, without limitations, any claim or action to remedy any breach or alleged breach hereof, to enforce any term hereof, or in connection with any right, benefit or obligation accorded or imposed by this Agreement.

22. Arbitration

Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Newark, New Jersey, administered by the American Arbitration Association (the “AAA”), in accordance with the New Jersey Alternative Procedure for Dispute Resolution Act, AAA’s Commercial Arbitration Rules and the Federal Rules of Civil Procedure relating to the production of evidence. The parties agree that the arbitrator may impose sanctions in his or her discretion to enforce compliance with discovery and other obligations. Such arbitration shall be presided over by a single arbitrator. If EMPLOYEE, on the one hand, and RELIANT, on the other hand, do not agree on the arbitrator within fifteen (15) days after a party requests arbitration, the arbitrator shall be selected by

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RELIANT and employee from a list of five (5) potential arbitrators provided by AAA. Such list shall be provided within ten (10) days of the request of any party for arbitration. The party requesting arbitration shall delete one name from the list. The other party shall delete one name from the list. This process shall then be repeated in the same order, and the last remaining person on the list shall be the arbitrator. This selection process shall take place within the two (2) business days following both parties’ receipt of the list of five (5) potential arbitrators. Hearings in the arbitration proceedings shall commence within twenty (20) days of the selection of the arbitrator or as soon thereafter as the arbitrator is available. The arbitrator shall deliver his or her opinion within twenty (20) days after the completion of the arbitration hearings. The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties. The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance. Unless otherwise ordered by the arbitrator pursuant to this Agreement, the arbitrator’s fees and expenses shall be shared equally by the parties.

23. No Reliance Upon Other Statements

This Agreement is entered into without reliance upon any statement or representation of any party hereto or parties hereby released other than the statements and representations contained in writing in this Agreement.

24. Survival of Certain Covenants in the Employment Agreement

The parties recognize that certain terms of the Employment Agreement, dated September 1, 2000 (the “Employment Agreement”), are intended to survive EMPLOYEE’S termination, including, but not limited to Section 6 (Termination Obligations), Section 7 (Records and Confidential Data), Section 8 (Assignment of Inventions), and all subsections of Section 9 (Covenants Not to Compete) other than subsections (a) and (b). For purposes of clarification, and not limitation, subsections (c) (No Diversion) and (d) (Non-Recruitment) of Section 9 survive the termination of the Employment Agreement. To the extent that any conflicts may arise between this Agreement and the surviving sections of the Employment Agreement, this Agreement shall be deemed controlling.

25. Entire Understanding

The parties acknowledge that this Agreement contains the entire understanding of the parties and that it may not be modified without the express written consent of the parties hereto.

26. No Waiver

Any failure by any party to enforce any of their rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.

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27. Full and Knowing Waiver

By signing this Agreement, EMPLOYEE certifies that:

a.	EMPLOYEE carefully read and fully understands the provisions of this Agreement;

b.	EMPLOYEE was advised by RELIANT in writing, via this Agreement, to consult with an attorney before signing this Agreement;

c.	RELIANT allows EMPLOYEE twenty-one (21) days from its initial presentation to EMPLOYEE to consider this Agreement before signing it; and,

d.	EMPLOYEE agrees to its terms knowingly, voluntarily and without intimidation, coercion or pressure.

28. Revocation of Agreement

EMPLOYEE may revoke this Agreement within seven (7) calendar days after signing it. To be effective, such revocation must be received in writing by Dr. Ernest Mario personally at RELIANT Pharmaceutical, Inc., 110 Allen Road Liberty Corner, New Jersey 07938. Revocation can be made by hand delivery, telegram, facsimile, or postmarking before the expiration of this seven (7) days period. None of the obligations of RELIANT under this Agreement shall be effective in the event that EMPLOYEE revokes this Agreement pursuant to this Section 28.

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IN WITNESS WHEREOF the undersigned hereunto set their hands to this Agreement on the dates written below.

Keith Rotenberg (“EMPLOYEE”)	Reliant Pharmaceutical, Inc. (“RELIANT”)

/s/ Keith Rotenberg	By:	/s/ Joseph Zakrzewski

March 30, 2005 Date	Joseph Zakrzewski
Name

COO
Title

March 30, 2005
Date

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EXHIBIT A

FIRST AMENDMENT TO

SECURED PROMISSORY NOTE

This First Amendment to Secured Promissory Note (the “Amendment”) dated as of March     , 2005 is entered into between Keith Rotenberg (the “Maker”) and Reliant Pharmaceuticals, Inc., a Delaware company (as successor to Reliant Pharmaceuticals, LLC) or its assignee (the “Payee”).

WITNESSETH:

WHEREAS, the Maker and the Payee entered into a Secured Promissory Note dated February 28, 2001 (the “Note”) in the original principal amount of $200,000; and

WHEREAS, the Maker and the Payee wish to amend the Note in the manner set forth herein to modify the maturity of the Note.

NOW THEREFORE, in exchange for the agreements set forth herein, and good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Maker and the Payee hereby amend Section 4(a) of the Note effective by deleting the text thereof in its entirety, and substituting the following in lieu thereof:

(a) Principal; Interest and Enforcement Costs. Subject to Sections 5(b) and 7 below, (i) the outstanding principal amount of this Note, (ii) all accrued and unpaid interest thereon and (iii) all of Payee’s costs and expenses (including reasonable fees and expenses of Payee’s attorneys, accountants and other professional commitments) of enforcing this Note (“Enforcement Costs”), shall be due and payable in full on the earliest to occur of (A) February 28, 2006 or (B) any acceleration of the Obligations pursuant to Sections 6 and 7 below (each such event, the “Maturity”). All amounts due under this Note, including, without limitation, principal, interest and Enforcement Costs are collectively referred to herein as the “Obligations”.

IN WITNESS WHEREOF, Maker and Payee have executed this First Amendment as of the day and year first above written.

RELIANT PHARMACEUTICALS, INC.

/s/ Keith Rotenberg	By:	/s/ Joseph Zakrzewski
Keith Rotenberg	Title:	COO

Address:	Address:
110 Allen Road Liberty Corner, NJ 07938

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